SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): October 14, 2003

LUMENIS LTD.

(Exact name of registrant as specified in its charter)

Israel	0-13012	N.A.

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

P.O. Box 240, Yokneam, Israel	20692

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

972-4-959-9000

Item 5. Other Events

        On October 14, 2003, Lumenis Ltd. (the “Company”) announced: (1) the implementation of a turnaround plan, and that it had reached an understanding on a new financing arrangement with Bank Hapoalim B.M.; and (2) that the Company’s Audit Committee had initiated an independent investigation into the Company’s relationship with one of its distributors and the Company’s accounting and disclosures related thereto. Copies of these two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively. A letter from Avner Raz, President and CEO of the Company, to Company employees regarding the turnaround plan is attached hereto as Exhibit 99.3.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of the Company, dated October 14, 2003, regarding turnaround plan and financing.

99.2	Press Release of the Company, dated October 14, 2003, regarding Audit Committee investigation.

99.3	Letter, dated October 14, 2003, from Avner Raz, President and CEO, to Company employees.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMENIS LTD. BY: /S/Kevin Morano —————————————— Kevin R. Morano Executive Vice President and Chief Financial Officer

Dated: October 16, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated October 14, 2003, regarding turnaround plan and financing.

99.2	Press Release of the Company, dated October 14, 2003, regarding Audit Committee investigation.

99.3	Letter, dated October 14, 2003, from Avner Raz, President and CEO, to Company employees.

Exhibit 99.1

Lumenis Announces a Turnaround Plan and New Financing with Bank Hapoalim

YOKNEAM, Israel

October 14, 2003

Lumenis LTD. (NASDAQ:LUME) announced today the immediate implementation of its turnaround plan (“Plan”).  The company has also reached an understanding on a new $9 million financing with Bank Hapoalim B.M. (the “Bank”) and reported that it is in negotiations with the Bank regarding a restructuring of its existing debt.  The Plan consists of a reorganization of the company to a more customer focused functional organization and a significant cost reduction program to bring costs in line with current revenues.  The company will reduce approximately 300 positions or 23% of the workforce, close several manufacturing sites and offices and consolidate other sites and activities.

Avner Raz, President and Chief Executive Officer, commented, “It was imperative that Lumenis reorganize to be able to effectively serve customers with the most innovative products and the highest level of service.  I am confident that with the continued support of Bank Hapoalim, the dedication of our employees and the successful execution of the turnaround plan Lumenis will return to the level of performance expected by its customers, investors, employees and suppliers. While the road to recovery will take time, the turnaround plan provides the basis for the company to return to growth.”

Implementation of the Plan will begin immediately and is expected to be completed within approximately 9 months.  Costs of implementation for severance and relocation and related costs are estimated at $9 million and are expected to be incurred and charged to earnings in the amount of $5 million in the fourth quarter 2003 and $4 million in 2004.

The Plan includes the following key elements and is intended to increase efficiency, reduce costs and improve competitiveness while achieving greater customer satisfaction.

The company will reorganize from the current business unit structure to a functional organization.  Four geographical sales and customer service regions including the Americas, Europe, Japan and China/Asia Pacific have been created to handle all customer needs.  Centralized global business functions will include Marketing and Business Development, Research and Development, Logistics, Planning and Resources, Manufacturing, Finance, Human Resources and Legal.

The new logistics, planning and resources group has been created to manage the short and long term planning of the company and the global supply chain, IT and all logistics activities.  The group’s objectives will include improving and maintaining the reliability of supply of systems and parts to customers.

The company will close four sites around the world including its sites in Pleasanton, CA, Norwood, MA, Netanya, Israel and Kristianstad, Sweden. Research and development operations will be consolidated in three sites worldwide.  The office in NY will be reduced and relocated to a smaller office.

The new organizational structure with centralized global business support functions combined with regional sales, service and support, creates a lean, flat and flexible organizational structure, which enables Lumenis to be more customer focused and respond quickly to competitive pressures. As part of the turnaround plan and in an effort to align costs with revenues, Lumenis will reduce the workforce by 23%, including the 75 employees announced in July; senior management positions by 25% and the layers of management will be decreased from 8 to 4.

The Bank has agreed to provide the company with a new $9 million receivable based loan, and is in discussions with the company about a restructuring of its existing $210.7 million of debt.  The company anticipates completing those discussions in the fourth quarter.  Until negotiations are concluded the Bank has agreed to waive the covenants for the third and fourth quarter 2003 and deferred the $15 million in principal payments originally due in the fourth quarter.  The new financing is subject to the execution of definitive agreements.

Conference Call Information

The company will hold a teleconference call and simultaneous web cast on October 15, 2003 at 10:00 am (EDT) to review the turnaround plan. To access the call, please dial one of the numbers below 5-10 minutes prior to the scheduled conference call time.

International Call-in number:  (312) 461-0745

U.S. Call-in number:  (800) 243-6403

Passcode: 667-210

The call can also be accessed via a live web cast on the Company’s website, located at www.lumenis.com.   The web cast will also be archived on the Company’s website.

If you are unable to participate in the scheduled call, a replay of the conference call will be available after October 15, 2003.

International Call-in number:  719-457-0820

U.S. Call-in number:  888-203-1112

Passcode: 667-210

About Lumenis

Lumenis develops, manufactures, and markets state-of-the-art proprietary laser and intense pulsed light devices. Its systems are used in a variety of aesthetic, ophthalmic, surgical and dental applications, including skin treatments, hair removal, non-invasive treatment of vascular lesions and pigmented lesions, acne, psoriasis, ENT, gynecology, urinary lithotripsy, benign prostatic hyperplasia, open angle glaucoma, diabetic retinopathy, secondary cataracts, age-related macular degeneration, vision correction, neurosurgery, dentistry and veterinary. For more information about the Company and its products log on to www.lumenis.com

The statements in this press release that are not historical facts are forward-looking statements, which are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company’s products, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company’s international operations and the Company’s ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation and several securities class action lawsuits to which the Company is subject; uncertainties relating to the Company’s continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contacts:

Kevin Morano
CFO
212-515-4187

Exhibit 99.2

Lumenis Announces Audit Committee to Conduct Independent Investigation

YOKNEAM, Israel

October 14, 2003

Lumenis Ltd. (NASDAQ:LUME) announced today that the Audit Committee of its board of directors has initiated an independent investigation into the relationship with one of its distributors and the accounting and disclosures related thereto, in connection with the continuing SEC investigation and at the request of its independent auditors, Deloitte & Touche Brightman Almagor. The Audit Committee is proceeding expeditiously with its investigation and will seek to complete its review prior to the time for the filing of the company’s third quarter report for 2003 on Form 10-Q. Filing of its Form 10-Q for the third quarter could be delayed pending completion of the investigation and the review of the findings by its auditors.

About Lumenis

Lumenis develops, manufactures, and markets state-of-the-art proprietary laser and intense pulsed light devices. Its systems are used in a variety of aesthetic, ophthalmic, surgical and dental applications, including skin treatments, hair removal, non-invasive treatment of vascular lesions and pigmented lesions, acne, psoriasis, ENT, gynecology, urinary lithotripsy, benign prostatic hyperplasia, open angle glaucoma, diabetic retinopathy, secondary cataracts, age-related macular degeneration, vision correction, neurosurgery, dentistry and veterinary. For more information about the Company and its products log on to www.lumenis.com

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company’s products, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company’s international operations and the Company’s ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation and several securities class action lawsuits to which the Company is subject; uncertainties relating to the Company’s continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contacts:

Kevin Morano
CFO
212-515-4187

Exhibit 99.3

October 14, 2003

Dear Fellow Employees,

Since my arrival at Lumenis, we have been working on a restructuring plan to restore our company to its leadership position. The plan is designed to create an efficient, customer-focused Lumenis, and to ensure a cost structure and organization that will allow us to regain positive earnings and cash flow. The Turn Around Plan has the full support of our Board of Directors, Management Team and our lender Bank Hapoalim.

We have been able to secure the necessary capital, which affords Lumenis the time and resources needed to implement the Plan. We are continuing discussions with the Bank about restructuring our existing debt and we are confident we will reach an agreement in the fourth quarter.

Implementation of the Plan will begin immediately, and is expected to be completed over the next nine months. Below are some main highlights:

°	The current Business Unit structure will be changed to a Functional Organization.

°	There will be 4 geographical Sales and Service Regions - Americas, Europe, Japan and China/Asia Pacific

°	R&D and Marketing will be global and will report directly to me.

°	A new group, Logistics Planning and Resources, (“LPR”) will be created to efficiently manage the short and long term planning including the global supply chain, and to improve the reliability of the supply of systems and parts to our customers. The IT group will become part of the LPR organization.

°	The company is closing four sites around the world including its site in Pleasanton, CA, the office in Norwood MA, the site in Netanya, Israel, and the Swedish office. We expect that production activities at Pleasanton will be outsourced and that production at Netanya will be transferred to Yokneam. The other activities at these sites will be transferred to Santa Clara or Yokneam.

°	The activities in NY will be reduced and relocated to a smaller office.

°	The number of senior management members will be reduced by 25%. Management layers will be reduced from 8 to 4. We will have approximately 1,000 employees when the Plan is fully implemented.

°	In the second half of 2004 we intend to initiate the development of a long term strategic plan for the company.

The new leadership team reporting directly to me includes :

°	Kevin Morano for Finance

°	Hai Ben Israel for LPR

°	Wade Hampton for Americas Sales and Service

°	Franz Krammer for European Sales and Service

°	Zhai Qiying for China/Asia Pacific Sales and Service

°	Norio Murata for Japan Sales and Service

°	Mono Grencel for Manufacturing

°	Yossi Gal for Human Resources

°	Avi Pelossof of the firm Zellermayer, Pelossof & Co. for Legal

Stephen Kaplitt, Nina Peled, Bob Terrio and Alon Maor will be leaving the Company by the end of the year and will be helping in the transition to our new organization. I want to thank them for their service to Lumenis and their selfless contributions in developing the Turn Around Plan. We are aggressively interviewing several high quality professional candidates for Marketing and R&D and are close to filling these positions permanently. In the meantime, I will temporarily lead Marketing and Business Development, and Franz Krammer will temporarily also lead Research and Development.

Our plan is challenging and will be successful, but it will not be easy to execute. I am counting on the dedication and commitment of all of you to help in our return to growth and profitability. I feel sure that our customers, shareholders, suppliers, business partners and you, our employees, will regain confidence in our company.

The company’s management will update you in the coming few days as to the details of the new Turn Around Plan regarding timetables, the implementation plan for each of the changes, and the impact on employees. I plan to hold employee meetings at most of our major sites over the next several weeks to explain in more detail our Plan and vision for the future.

I believe we will be successful, and together we can return Lumenis to its leadership position.

Sincerely,

Avner Raz,
President & CEO